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                                                                     EXHIBIT 4.4



                          HCA - THE HEALTHCARE COMPANY

                                       TO

                          BANK ONE TRUST COMPANY, N.A.,
                                     Trustee

                             ----------------------


                          FIRST SUPPLEMENTAL INDENTURE

                                       TO

                  INDENTURE OF COLUMBIA HEALTHCARE CORPORATION

                            Dated as of May 25, 2000

                             ----------------------

Supplementing the Indenture, dated as of December 16, 1993, by and between Columbia Healthcare Corporation and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago).


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        THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of May 25, 2000, by and among HCA - The Healthcare Company, a corporation duly organized and existing under the laws of the State of Delaware ("HCA"), having its principal offices at One Park Plaza, Nashville, Tennessee 37203, formerly known as Columbia/HCA Healthcare Corporation, and Bank One Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America ("Bank One"), having its principal corporate trust offices in the State of New York at 153 West 51st Street, New York, New York, 10019.

        WHEREAS, Columbia Healthcare Corporation, a Delaware corporation, duly executed and delivered to The First National Bank of Chicago, as trustee ("Trustee"), that certain Indenture, dated as of December 16, 1993 (the "Indenture"), relating to the issuance from time to time of debentures, notes, bonds and other evidences of indebtedness (the "Debt Securities");

        WHEREAS, Bank One is the successor in interest to the Trustee;

        WHEREAS effective as of May 25, 2000, pursuant to the terms of that certain Certificate of Ownership and Merger (the "Merger Certificate"), dated as of May 25, 2000, by and among HCA (then known as Columbia/HCA Healthcare Corporation) and its wholly-owned subsidiary, HCA - The Healthcare Company, a Delaware corporation ("Merger Subsidiary"), Merger Subsidiary was merged with and into HCA, for the sole purpose and with the sole effect of changing HCA's name from Columbia/HCA Healthcare Corporation to HCA - The Healthcare Company (the "Merger");

        WHEREAS, Section 901(1) of the Indenture requires HCA to execute and deliver a supplemental indenture to the Trustee providing for, among other matters, the assumption by HCA of the due and punctual payment of the principal of and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company;

        WHEREAS, pursuant to Section 1001(1) of the Indenture, this Supplemental Indenture may be executed and delivered by the Trustee and HCA (the continuing corporation) without the consent of the Holders of the Debt Securities;

        WHEREAS, the Board of Directors of HCA has authorized the execution of this Supplemental Indenture and its delivery to the Trustee; and

        WHEREAS, all acts and things necessary to make this Supplemental Indenture the valid, binding and legal obligation of HCA in accordance with its terms have been done.

        NOW, THEREFORE, in consideration of the premises, it is mutually covenanted and agreed for the equal and proportionate benefit of all Holders of the Debt Securities as follows. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

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                                    ARTICLE I

             ASSUMPTION OF COLUMBIA/HCA HCA HEALTHCARE CORPORATION'S
                   OBLIGATIONS BY HCA - THE HEALTHCARE COMPANY

        Section 1.1. HCA, a corporation duly organized and validly existing under the laws of the State of Delaware, hereby expressly assumes the due and punctual payment of the principal of and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company and shall otherwise succeed and be substituted for the Company in the Indenture and in the Debt Securities with the same effect as if HCA had been named therein as the Company.

        Section 1.2. HCA hereby represents and warrants that, immediately after giving effect to the Merger, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, has occurred or is continuing.

                                   ARTICLE II

                                  MISCELLANEOUS

        Section 2.1. The Indenture shall be deemed to be modified and amended as herein provided, but, except as modified and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect.

        Section 2.2. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

        Section 2.3. This Supplemental Indenture shall become effective at the effective time of the Merger upon the execution and delivery hereof by each of the parties hereto.

        Section 2.4. Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except the due and valid execution hereof by the Trustee. Trustee's execution of this Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the action taken by HCA (then known as Columbia/HCA Healthcare Corporation) and Merger Subsidiary with respect to the Merger.

        Section 2.5. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        Section 2.6. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but all of which together shall be deemed to constitute but one and the same instrument.





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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and duly attested, all as of the day and year first above written.

                                     HCA - The Healthcare Company


                                     By: /s/ David G. Anderson
                                        ----------------------------------------
                                     Title: Vice President-Finance and Treasurer
                                            ------------------------------------


(CORPORATE SEAL]

Attest

/s/ John M. Franck II
----------------------------------------------
By: John M. Franck II
Title: Vice President and Corporate Secretary




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                                           Bank One Trust Company, N.A.,
                                           as Trustee


                                           By: /s/ Sandra Whalen
                                              ----------------------------------
                                           Title: Authorized Signatory
                                                 -------------------------------


(CORPORATE SEAL]

Attest

/s/ Michael Pinzon
----------------------------------
By: Michael Pinzon
Title: Authorized Signatory





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STATE OF TENNESSEE       )

COUNTY OF DAVIDSON       )

       Personally appeared before me, the undersigned, a Notary Public, David G. Anderson, with whom I am personally acquainted, and who acknowledged that _he executed the within instrument for the purposes therein contained, and who further acknowledged that _he is the Vice President-Finance and Treasurer of HCA - The Healthcare Company, a corporation, and is authorized by the corporation to execute this instrument on behalf of the corporation.

       WITNESS my hand, at office, this 25th day of May, 2000.


                                               /s/ Susan W. Foxman
                                               ---------------------------------
                                                   Notary Public


My Commission Expires: July 26, 2003





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STATE OF NEW YORK         )

COUNTY OF NEW YORK        )

       Personally appeared before me, the undersigned, a Notary Public, Sandra Whalen, with whom I am personally acquainted, and who acknowledged that she executed the within instrument for the purposes therein contained, and who further acknowledged that she is the Authorized Signatory of Bank One Trust Company, N.A., a national banking association, and is authorized by the corporation to execute this instrument on behalf of the corporation.

       WITNESS my hand, at office, this 24 day of May, 2000.


                                           /s/ Mark E. Davis
                                           -------------------------------------
                                                  Notary Public


My Commission Expires:________________


                                                    MARK E. DAVIS
                                         Notary Public, State of New York
                                              Reg. No. 01DA6004466
                                           Qualified in New York County
                                        Commission Expires March 23, 2002




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